Page 1 of 13 VBTX Earnings Call July 26, 2023 Operator: Good morning and welcome to the Veritex Holdings 2nd quarter 2023 earnings conference call and webcast. All participants will be in a listen only mode. Please note, this event will be recorded. I will now turn the conference over to Ms. Susan Caudle, Investor Relations Officer, and Secretary to the Board of Veritex Holdings. Susan: “Thank you. Before we get started, I would like to remind you that this presentation may include forward-looking statements and those statements are subject to risks and uncertainties that could cause actual and anticipated results to differ. The company undertakes no obligation to publicly revise any forward- looking statement. At this time, if you are logged in to our webcast please refer to our slide presentation including our Safe Harbor statement beginning on slide 2. For those of you joining us by phone, please note that the Safe Harbor statement and presentation are available on our website: veritexbank.com. All comments made during today’s call are subject to that Safe Harbor statement. Some of the financial metrics discussed will be on a non-GAAP basis, which our management believes better reflects the underlying core operating

Page 2 of 13 performance of the business. Please see the reconciliation of all discussed non- GAAP measures in our filed 8-K Earnings Release. Joining me today are Malcolm Holland, our Chairman and CEO, Terry Earley, our Chief Financial Officer and Clay Riebe, our Chief Credit Officer. I will now turn the call over to Malcolm. Malcolm: Good morning everyone and welcome to our second quarter earnings call. Despite the challenges in the marketplace, Veritex continues to make progress in many areas, delivering positive results. For the second quarter we reported net operating income of $34.7 million or 64 cents per share. Our pre-tax pre-provision for the quarter was $58.5 million or 1.9%, since our merger with Green we have never produced a pre-tax pre- provision less than 1.7%. There were two main drivers of our income decline over the previous period. We had two charge-offs totaling $11.4 million. The majority charge was for an out of state office building for a 25+ year Dallas client and a C&I credit for a 5+ year client in the lender finance space. Clay will provide some additional color in a moment. The second factor was the lack of USDA fee income due to the government hitting their funding limits. Despite

Page 3 of 13 these two issues we returned a 1.13% ROAA and 13.7% ROTCE and kept our efficiency ratio below 50%. As I have stated previously, for almost a year our main strategic focus has been on the deposit/funding side of our balance sheet. While this season has been challenging we have begun to see some of our funding initiatives begin to payoff. For the quarter, our deposits grew $200 million or 8.8% annualized. While our reliance on wholesale funding dropped from 32% to 29%. Terry will give you more insight shortly, but I wanted you to know our strategies are working. For the quarter, our loan growth was flat for the first time in many years. This occurred due to several items. First, loan demand has remained slow, especially in the commercial real estate arena. Second, is our payoffs. For the quarter they were right at $400 million, up 58% over Q1. Of that, 54% was CRE. Not sure we expect these payoff levels to continue. Third we continue to evaluate each credit from a relationship standpoint, if you don’t have a deposit relationship or other fee generating business we are looking hard at whether they are a good long-term client for Veritex. We expect loan growth to be in the mid-single digits for the quarter.

Page 4 of 13 Credit continues to be a major focus for me and our credit team. NPA’s increased to $68.3 million or 55 basis points of assets up .20 bps over Q1. Almost 100% of the increase is from the two loans discussed having partial charge-off’s. Criticized loans increased slightly while classified loans decreased slightly. Clay will provide further detail in a moment. I’ll now turn the call over to Terry. Terry: Thank you. Malcolm has covered the key financial metrics for Q2. I want to spend a little time comparing the first two quarters of 2023 to the same period in 2022. I think this is important because some of our businesses are very seasonal and we think about them on an annual basis and not quarterly. Starting on page 4. Operating earnings are up 22% to $78 million from 2022 to 2023. Operating EPS is up 19%. Pre-tax pre-provision operating earnings increased 41% from 2022 to $125 million. PTPP ROAA increase 31 bps to 2.05%. The efficiency ratio declined 400 basis points to 47.2%. We have grown loans $1.1 billion or 12.8% in the last year and we have grown deposits $700 million over the same period. Finally, we have grown CET1 by 51 basis points to 9.76% over the last year while growing loans $1.1 billion.

Page 5 of 13 Skipping to slide 6. Veritex made meaningful progress improving its liquidity and funding profile over the 2nd quarter. This momentum has continued into July. Since the end of Q1, Veritex has grown deposits by $350 million, it has reduced its loan to deposit ratio by 5% to 102.5% and reduced its reliance on wholesale funding by over 14%. More work to do but the Veritex team is proving it can grow deposits in a challenging market. Veritex shifted its focus to the right side of the balance sheet late in Q3. We started slowing loan growth. We shifted our loan production focus away from CRE and ADC to C&I and small business. We changed our banker incentive program at the beginning of January to give deposit value and volume a much higher weight in our balanced scorecard. We reallocated marketing spend to deposit products and launched a multi wave direct marketing campaign starting February with encouraging results. All of these efforts, and many more will be continued through 2024 and beyond. Finally, our liquidity capacity exceeds uninsured deposits by $2.2 bn or just over 70%. Moving forward to slide 7. Continuing the discussion on deposits, growth for the 2nd quarter was $200 million with only 1% in brokered. The effect of the

Page 6 of 13 Fed’s interest rate hikes on deposit mix has stabilized as the % of deposits in noninterest bearing remained at 24%. Deposit pricing competition continues to be intense. Our cycle to date, total deposit beta is approximately 52%. I expect deposit betas to continue to increase given funding requirements and the competitive landscape. Finally, uninsured and uncollateralized deposits are at 33.3% down from 38.9% at 3/31/23. Veritex’s average deposit account balance is $124 thousand. Slide 8. In thinking about the loan portfolio, the shift away from ADC is showing progress as that portfolio declined $172 million or 9.4% during Q2. Our concentration level in CRE moved down during the quarter from 335% to 327%; and the level of ADC improved from 129% to 115%. The goal is to continue to move these levels down below the regulatory guidelines. Unfunded ADC commitments have declined by over $1.1 billion in the last year. On slide 9, net interest income decreased by $2.6 million to $100.8 million in Q2. The three biggest drivers of the decrease were higher earning asset yields and day count offset by increase in rates on interest bearing liabilities and interest reversals on new nonaccrual loans.

Page 7 of 13 The net interest margin decreased 18 basis points from Q1 to 3.51%. The Q2 NIM was negatively impacted by carrying higher cash balances at the Fed (approximately 3 bps), interest reversals on problems credits (approximately 3 bps) and deposit flows and pricing. All this to say, based on our current internal forecast the net interest margin is nearing the bottom assuming that our deposit mix remains stable from here. On slide 10, please note that during Q2 our loan yield was up 34 bps to 6.85% while deposits rates increased 49 bps. Q2’s new loan production has a rate of 7.65% and a new production spread of 351 basis points. So thankful to have a predominately floating rate loan book to offset the deposit beta impact discussed earlier. Slide 11. This shows certain metrics on our investment portfolio. Key takeaways are: its only 9.2% of assets, the duration is 4.4 years, and 84% of the portfolio is held in AFS. Overall, the mark to market on the portfolio has a minimal impact on tangible equity or our capital ratios. Slide 12. Operating noninterest income decreased by $5.2 million to $13.7 million. This excludes the loss on the investment portfolio deleveraging trade executed in late Q1. Noninterest income increased from our investment in

Page 8 of 13 Thrive, customer swap income and SBA gain on sale revenue offset by a decline in USDA income and other income. Thrive’s production volume increased 30% to $552 million and its gain on sale margin also strengthened by 5 basis points to 300 basis points. Their earlier work on the expense structure continues to pay dividends. Moving to slide 13, SBA revenue posted its best quarter in some time. But there is still more upside as we continue to build our production capacity. On the USDA front, we have always said you need to think about this business on an annual basis. We have produced over $20 million in revenue over the last 4 quarters. I was hoping for higher revenue in Q2-23 but it was just not possible given the funding situation in the B&I vertical at the USDA. We could only get 1 loan closed in Q2. Our pipeline is at record levels which bodes well for future revenue but the likelihood of a strong Q3 is low. Things will change when we roll into the government’s new fiscal year on October 1st. Regarding non-interest expenses, they were virtually flat from Q1 to Q2 as lower personnel cost from variable compensation was offset by higher marketing cost and regulatory fees.

Page 9 of 13 On slide 14. Total capital grew approximately $32 million during the quarter to almost $1.47 billion. CET1 ratios have expanded by 44 basis points during the quarter. A significant contributor to the expansion in the capital ratios was a $252 million decline in risk weighted assets from Q1 to Q2. Looking forward on capital, we believe that moderating loan growth and lower unfunded commitments should allow us to achieve our CET1 target of 10% before the end of 2023. Finally on slide 15, note that we continued to build the ACL. Since the beginning of 2023 we have grown the ACL by $11 million or 12.2%. These changes increased the allowance by 9 basis points to 1.05%. Q factors continue to make up a sizeable part of the ACL. With that, I would like to turn the call over to Clay for some comments on credit. Clay: Thank you Terry and good morning everyone. I’ll start with the elevated levels of charge offs and NPA’s for the quarter. Both metrics were driven by two credits. The first was an out of state Office property with a decades long client that had lost significant occupancy over the last 9

Page 10 of 13 months. The re-tenanting of the building was going to take significant time and additional capital to achieve. The borrower’s sponsorship group was unwilling to invest additional capital and took the property to market to sell. The property is currently under contract. A write down of $8.5 million was booked which equates to the expected net sales proceeds from the contracted sales price of the property. Earnest money on the property is on deposit and closing is expected this quarter. We felt this was the best outcome for the bank given the status of the market and the re-tenanting challenges facing this product type. The second charge off in the amount of $2.9 million relates to a C&I credit in the Lender Finance space. A net present value analysis of the projected collections demonstrates a shortfall resulting in the charge off. We continue to work with the borrower to fully collect the debt. The borrower has agreed to a restructure of the debt and is making a $4 million equity contribution in support of the company. Past dues in the 60-89 day category are elevated this quarter due to a Shared National Credit with a Veritex balance of $18 million that matured in April. The final negotiated extension agreement was not received in time to close the transaction by quarter end. The transaction is expected to close by the end of

Page 11 of 13 this month to clear this past due. Otherwise, past dues remain consistent with previous quarters. Turning to page 17 and Criticized Assets. Classified Assets were down by slightly for the quarter while overall Criticized Assets were up 19% for the quarter. A multifamily student housing project in the amount of $15.1 million was downgraded to Special Mention due to weaker than projected fall lease up. The most significant moves came in our office portfolio with $65 million in downgrades to Special Mention for the quarter. As we evaluate potential risk in office rent roll movement, impacts from rising interest rates and timing delays in property improvements, we saw some potential weaknesses that prompted a move to Special Mention for these credits. We continue surveillance on the entire CRE portfolio to address potential problems. The criticized asset book break down is laid out for you to give you a picture of the product types that make up our challenged assets. We are working every asset in this book diligently to either bring additional support from sponsors to the table or exit the credit. We’ve seen sponsors bring money to the table in support and we’ve seen others not do so as is evidenced in this quarter’s charge off. The overall office portfolio average LTV and DSCR of 56% and 1.67 as reported last quarter are strong, but the disruption in this market will continue to be a challenge.

Page 12 of 13 With that I’ll turn it back to Malcolm. Malcolm: Thank you Clay. These are certainly interesting and somewhat challenging times in our industry. As you have heard, we are focused on continuing to build the liability funding side of the balance sheet and manage our credit effectively during this cycle. For Q2 we: • Grew deposits $200 million AND decreased our dependence on wholesale funding. • Launched a digital brand in several Texas markets. • Slowed loan growth to flat, driven by payoffs of approximately $400 million. • CETI grew 44 bps to 9.76% • Pre-tax pre-reserve income of 1.90% • NII was a small decrease over Q1 with NIM stabilizing. • SWAP, SBA and Thrive all produced increased results. • Expenses remain at acceptable levels.

Page 13 of 13 As you can see we have a great deal of positive momentum. We have great conviction in our strategy and look forward to continued positive results. Operator, we will now take any questions.